CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Year End Report of International Mergers and Acquisitions Corp. (the “Company”) on Form 10-KSB for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Palumbo, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Year End Report on Form 10-KSB for the year ending December 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Year End Report on Form 10-KSB for the year ending December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of International Mergers and Acquisitions Corp.

Dated: March 31, 2008

/s/ Robert Palumbo
Robert Palumbo
Chief Executive Officer and
Principal Financial Officer